Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257622 on Form S-3ASR and Nos. 333-254824 and 333-239135 on Form S-8 of our reports dated February 28, 2022 relating to the financial statements of Vaxcyte, Inc. and the effectiveness of Vaxcyte, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Vaxcyte, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche
San Francisco, California

February 28, 2022